UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 5.02(e) of this Current Report on Form 8-K is incorporated herein by reference and made a part hereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 18, 2008, Pharmacopeia, Inc. (the “Company”) and Rene Belder, M.D., the Senior Vice President, Clinical and Regulatory Affairs, of the Company, amended and restated Dr. Belder’s existing severance agreement.

As a result of the amendment and restatement of Dr. Belder’s severance agreement, the following changes were made to his existing severance agreement:

The lump sum payment to which Dr. Belder is entitled in the event Dr. Belder’s employment with the Company is terminated without “cause” (as defined in the severance agreement) or Dr. Belder terminates his employment for “good reason” (as defined in the severance agreement), was increased from an amount equal to six month’s base salary to an amount equal to nine month’s base salary;

The length of time Dr. Belder is entitled to continuation of group medical coverage in the event Dr. Belder’s employment with the Company is terminated without “cause” or Dr. Belder terminates his employment for “good reason”, was increased from the earlier of six months following the termination date and obtainment of comparable medical coverage to the earlier of nine months following the termination date and obtainment of comparable medical coverage;

The lump sum payment to which Dr. Belder is entitled in the event Dr. Belder’s employment with the Company is terminated without “cause” or Dr. Belder terminates his employment for “good reason”, in either case, at any time during the period commencing two months before and ending twelve months after the occurrence of a change in control (as defined in the severance agreement), was increased from an amount equal to nine month’s base salary to an amount equal to twelve month’s base salary; and

The length of time Dr. Belder is entitled to continuation of group medical coverage in the event Dr. Belder’s employment with the Company is terminated without “cause” or Dr. Belder terminates his employment for “good reason”, in either case, at any time during the period commencing two months before and ending twelve months after the occurrence of a change in control, was increased from the earlier of nine months following the termination date and obtainment of comparable medical coverage to the earlier of twelve months following the termination date and obtainment of comparable medical coverage.

All other provisions of the severance agreement remain unchanged.  The foregoing summary of the amended and restated severance agreement is qualified in its entirety by reference to the full text of the amended and restated severance agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number

10.1	Second Amended and Restated Severance Agreement, dated September 18, 2008, between Pharmacopeia, Inc. and Rene Belder M.D.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas, Executive Vice President, Corporate Development, General Counsel and Secretary

Date: September 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Severance Agreement, dated September 18, 2008, between Pharmacopeia, Inc. and Rene Belder M.D.